For Immediate Release
CONTACT:
Trista Hertz, Director of Investor Relations	Rick Fox, Media Relations Coordinator
630-218-7364	630-218-8000 x4896
hertz@inlandrealestate.com	rfox@inlandgroup.com

INLAND REAL ESTATE CORPORATION
TO SEEK LISTING

Oak Brook, Ill., February 24, 2004. Inland Real Estate Corporation, a real estate investment trust that owns 138 neighborhood, community and single tenant retail centers located in the Midwestern United States, today announced that its board of directors has authorized the company to seek a listing of the company’s shares of common stock on the New York Stock Exchange.  Robert D. Parks, the company’s chief executive officer noted “listing is a major component of our overall strategy.  We have patiently built our asset base and believe that the market will now recognize our efforts.”  Mr. Parks went on to explain that the company will engage an advisor to assist in evaluating a listing.  Mr. Parks added that “there are a number of things we are evaluating as part of this process.  We expect that if our board ultimately approves filing the application, it will take several months to complete the process including determining whether the exchange will approve the listing.”

This press release may contain forward-looking statements.  Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should,” and “could.”  There are numerous risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements including, without limitation, limitations on the area in which we may acquire properties; risks associated with borrowings secured by our properties; competition for tenants and customers; federal, state or local regulations; adverse changes in general economic or local conditions; competition for property acquisitions with third parties that have greater financial resources than we do; inability of lessees to meet financial obligations; uninsured losses; and risks of failing to qualify as a real estate investment trust (“REIT”).